Exhibit 99.1

Staples, Inc. Announces Fourth Quarter and Full Year 2009 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--March 2, 2010--Staples, Inc. (Nasdaq: SPLS) announced today the results for its fourth quarter and fiscal year ended January 30, 2010. Total company sales for the fourth quarter 2009 increased four percent to $6.4 billion compared to the fourth quarter of 2008. Net income for the fourth quarter 2009 declined 18 percent year over year to $234 million, and diluted earnings per share, on a GAAP basis, decreased 20 percent to $0.32 from the $0.40 achieved in the fourth quarter of last year.

During the fourth quarter of 2009, the company recorded a previously announced pre-tax charge of $42 million related to a settlement of several retail wage and hour class action lawsuits, and also recorded a pre-tax integration and restructuring expense of $20 million related to Corporate Express. Excluding the impact of these special items, as well as pre-tax integration and restructuring expense of $41 million and a tax gain of $57 million during the fourth quarter of 2008, adjusted earnings per share, on a diluted basis, increased six percent to $0.38 from the $0.36 achieved in the fourth quarter of last year.

“With a strong finish in the fourth quarter, our team delivered a solid 2009,” said Ron Sargent, Staples’ chairman and chief executive officer. “We made great progress on the integration of Corporate Express, took big steps toward building a global Staples brand, laid a solid foundation for growth in our technology services and copy and print businesses, and strengthened our international leadership team.”

For the full year 2009, total company sales increased five percent to $24.3 billion compared to the full year 2008. Net income decreased eight percent year over year to $739 million, and diluted earnings per share, on a GAAP basis, decreased 10 percent to $1.02 from the $1.13 achieved last year.

Total company sales for the full year 2009 decreased eight percent after adjusting sales for 2008 to include Corporate Express’ sales of $3.4 billion for February 2008 to June 2008, prior to the acquisition.

For the full year 2009, the company recorded $84 million of pre-tax integration and restructuring expense, as well as the previously announced pre-tax charge of $42 million related to a settlement of several retail wage and hour class action lawsuits. Excluding these special items, as well as $174 million of pre-tax integration and restructuring expense for the full year 2008, adjusted earnings per share, on a diluted basis, decreased 12 percent to $1.14 from the $1.29 achieved last year.

Q4 2009 and Full Year 2009 Highlights

Total Company

  On a GAAP basis, fourth quarter 2009 operating income rate declined 13 basis points to 6.59 percent compared to the fourth quarter 2008. Excluding the impact of the 2008 and 2009 special items discussed above, fourth quarter 2009 operating income rate improved 17 basis points to 7.55 percent. This improvement primarily reflects Corporate Express integration synergies and leverage of distribution, rent and marketing expense, offset by increased incentive compensation.
  On a GAAP basis, full year 2009 operating income rate declined 25 basis points to 5.69 percent compared to the full year 2008. Excluding the impact of the 2008 and 2009 special items discussed above, full year 2009 operating income rate declined 48 basis points to 6.21 percent compared to the full year 2008. This decline primarily reflects the inclusion of the less profitable Corporate Express business for the full year 2009 compared to only seven months in the prior year, subsequent to the July 2008 acquisition. Results also reflect increased incentive compensation, offset by Corporate Express integration synergies and increased marketing efficiencies.
  Generated record free cash flow of $1.8 billion after $313 million in capital expenditures during 2009.
  Utilized strong free cash flow to reduce debt by $875 million during 2009.
  Returned $237 million in cash dividends to shareholders during 2009.
  Ended the year with approximately $2.6 billion in liquidity, including $1.4 billion in cash and cash equivalents and $1.2 billion of available lines of credit.

North American Delivery

  Achieved sales for the fourth quarter of 2009 of $2.4 billion, a decrease of one percent in US dollars, and a decrease of two percent in local currency compared to the fourth quarter of 2008.
  Achieved full year 2009 sales of $9.6 billion, an increase of eight percent both in US dollars and local currency, compared to the full year 2008. After adjusting sales for 2008 to include Corporate Express’ sales of $1.8 billion prior to the acquisition, for February 2008 to June 2008, full year 2009 North American Delivery sales decreased 10 percent in both US dollars and local currency.
  Fourth quarter 2009 operating income rate increased 24 basis points to 9.16 percent compared to the fourth quarter 2008. This improvement primarily reflects Corporate Express integration synergies and reduced marketing expense, offset by increased incentive compensation.
  Full year 2009 operating income rate declined 83 basis points to 8.16 percent compared to the full year 2008. This decline primarily reflects the inclusion of the less profitable Corporate Express business for the full year 2009 compared to only seven months in the prior year, subsequent to the July 2008 acquisition. Results also reflect increased incentive compensation, offset by Corporate Express integration synergies and increased marketing efficiencies.
  Corporate Express integration on track: achieved our goals for direct and indirect buying synergies, rationalized product assortment, distributed 2010 catalog with one common product assortment, consolidated Corporate Express and Staples brands, combined sales forces, and rationalized transportation network during 2009.

North American Retail

  Achieved sales for the fourth quarter of 2009 of $2.6 billion, an increase of eight percent in US dollars and an increase of four percent in local currency compared to the fourth quarter of 2008.
  Fourth quarter 2009 comparable store sales increased three percent versus the fourth quarter of 2008, reflecting positive customer traffic and strength in computers, ink and toner, offset by weakness in durable categories such as business machines and furniture.
  Achieved sales for the full year 2009 of $9.4 billion, a decrease of one percent in both US dollars and local currency compared to the full year 2008.
  Full year 2009 comparable store sales decreased two percent versus the full year 2008.
  Fourth quarter 2009 operating income rate increased 21 basis points to 9.54 percent compared to the fourth quarter of 2008. This improvement primarily reflects purchasing synergies related to the integration of Corporate Express, as well as improved rent and distribution expense, offset by an increased mix of lower margin technology products and increased incentive compensation.
  Full year 2009 operating income rate increased 16 basis points to 8.27 percent compared to the full year 2008.
  Opened four stores and closed five stores during the fourth quarter, and opened 48 stores and closed 12 stores during the full year, ending 2009 with 1,871 stores in North America.

International

  Achieved sales for the fourth quarter of 2009 of $1.4 billion, an increase of seven percent in US dollars and a decrease of six percent in local currency compared to the fourth quarter 2008.
  Achieved full year 2009 sales of $5.3 billion, an increase of 13 percent in US dollars, and an increase of 14 percent in local currency compared to the full year 2008. After adjusting sales for 2008 to include Corporate Express’ sales of $1.6 billion for February 2008 to June 2008, prior to the acquisition, full year 2009 International sales decreased 16 percent in US dollars and decreased 11 percent in local currency.
  Fourth quarter 2009 operating income rate decreased 38 basis points to 4.13 percent compared to the fourth quarter 2008. This decline primarily reflects losses in China and the European Printing Systems business, offset by improved profitability in the European Contract, Catalog and Retail businesses.
  Full year 2009 operating income rate declined 98 basis points to 2.32 percent compared to the full year 2008. This decline primarily reflects deleverage of fixed expenses on lower sales, as well as increased loses in China and the European printing systems business. This decline was offset by Corporate Express integration synergies and the inclusion of the more profitable Corporate Express business for the full year 2009 compared to only seven months in the prior year, subsequent to the July 2008 acquisition.
  Corporate Express integration on track: implemented new regional management structure, made good progress with Europe restructuring efforts, completed direct and indirect purchasing negotiations, made progress with warehouse rationalization across Europe, and launched brand consolidation strategy during 2009.
  Closed three stores in Germany and two stores in Sweden during the fourth quarter 2009, ending the year with 328 stores in Europe, 22 stores in China, 20 stores in Australia and two stores in Argentina.

Outlook

The company’s outlook assumes a modest economic recovery in 2010. For the first quarter 2010, the company expects sales to increase in the mid single-digits compared to the same period of 2009. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $0.22 to $0.24 for the first quarter 2010. Excluding approximately $25 million to $30 million of pre-tax integration and restructuring expense, or approximately $0.03 per share, the company expects to achieve adjusted diluted earnings per share for the first quarter 2010 in the range of $0.25 to $0.27.

For the full year 2010, the company expects total company sales to increase in the low single-digits compared to the full year 2009. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $1.18 to $1.28 for the full year 2010. Excluding approximately $50 million to $60 million of pre-tax integration and restructuring expense, or approximately $0.05 per share, the company expects to achieve adjusted diluted earnings per share for the full year 2010 in the range of $1.23 to $1.33.

The company expects to incur the following expenses during the first quarter and full year 2010.

Approximate Dollar Amounts in Millions
	Q1 2010	FY 2010

Depreciation Expense	$115 - 125	$470 - 490
Amortization of Intangibles	15 - 20	65 - 75
Integration and Restructuring Expense	25 - 30	50 - 60
Net Interest Expense	55 - 60	225 - 235

Presentation of Non-GAAP Information

This press release presents certain results both with and without pre-acquisition Corporate Express sales, the integration and restructuring expense associated with Corporate Express, a settlement of several retail wage and hour class action lawsuits in 2009 and a special tax gain in the fourth quarter of 2008. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. Management believes that the non-GAAP financial measures presented provide a better comparison to prior periods because the adjustments do not affect the on-going operations of the combined businesses. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and GAAP as well as non-GAAP results and outlook, and in addition, in this press release, by presenting the most comparable GAAP measures ahead of non-GAAP measures and providing a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products and services. Our wide selection of office supplies, electronics, technology and office furniture as well as business services, including computer repair and copying and printing, help our customers run their offices efficiently. With 2009 sales of $24 billion and 91,000 associates worldwide, Staples operates in 25 countries throughout North and South America, Europe, Asia and Australia serving businesses of all sizes and consumers. Staples invented the office superstore concept in 1986 and today ranks second worldwide in e-commerce sales. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; our growth may strain our operations and we may not be able to successfully integrate acquisitions and realize anticipated benefits; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risk inherent in foreign operations; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our effective tax rate may fluctuate; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; technological problems may impact our operations; our information security may be compromised; various legal proceedings, third party claims, investigations or audits may adversely affect our business and financial performance; changes in federal, state or local regulations may increase our cost of doing business; and those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)

	January 30,	January 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,415,819	$633,774
Receivables, net	1,811,365	1,841,231
Merchandise inventories, net	2,261,149	2,404,174
Deferred income tax asset	353,329	281,101
Prepaid expenses and other current assets	333,105	636,978
Total current assets	6,174,767	5,797,258

Property and equipment:
Land and buildings	1,051,391	1,040,754
Leasehold improvements	1,268,848	1,183,879
Equipment	2,035,658	1,949,646
Furniture and fixtures	966,783	926,702
Total property and equipment	5,322,680	5,100,981
Less accumulated depreciation and amortization	3,158,147	2,810,355
Net property and equipment	2,164,533	2,290,626

Lease acquisition costs, net of accumulated amortization	25,083	26,931
Intangible assets, net of accumulated amortization	579,923	701,918
Goodwill	4,084,122	3,780,169
Other assets	688,906	476,153
Total assets	$13,717,334	$13,073,055

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,111,696	$1,967,597
Accrued expenses and other current liabilities	1,603,354	1,404,709
Commercial paper	-	1,195,557
Debt maturing within one year	67,269	277,691
Total current liabilities	3,782,319	4,845,554

Long-term debt	2,500,329	1,968,928
Other long-term obligations	579,746	636,142

Stockholders' Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized;
no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares
authorized; issued 896,655,170 shares at January 30, 2010
and 882,032,761 shares at January 31, 2009	538	529
Additional paid-in capital	4,379,942	4,048,398
Accumulated other comprehensive loss	(89,337)	(494,327)
Retained earnings	5,869,138	5,367,341
Less: treasury stock at cost, 167,990,178 shares at January 30, 2010
and 166,427,240 shares at January 31, 2009	(3,388,395)	(3,357,734)
Total Staples, Inc. stockholders' equity	6,771,886	5,564,207
Noncontrolling interests	83,054	58,224
Total stockholders' equity	6,854,940	5,622,431
Total liabilities and stockholders' equity	$13,717,334	$13,073,055

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 30,	January 31,	January 30,	January 31,
	2010	2009	2010	2009

Sales	$6,406,074	$6,173,568	$24,275,451	$23,083,775
Cost of goods sold and occupancy costs	4,648,533	4,513,190	17,801,548	16,836,839
Gross profit	1,757,541	1,660,378	6,473,903	6,246,936

Operating and other expenses:
Selling, general and administrative	1,291,187	1,180,620	4,907,236	4,631,219
Integration and restructuring costs	19,742	41,079	84,244	173,524
Amortization of intangibles	24,673	23,839	100,078	70,265
Total operating expenses	1,335,602	1,245,538	5,091,558	4,875,008

Operating income	421,939	414,840	1,382,345	1,371,928

Other income (expense):
Interest income	1,751	5,337	6,117	28,485
Interest expense	(57,578)	(61,426)	(237,025)	(149,774)
Miscellaneous (expense) income	(1,527)	(4,332)	4,457	(7,555)
Income before income taxes	364,585	354,419	1,155,894	1,243,084
Income tax expense	125,782	65,275	398,783	428,863
Consolidated net income	238,803	289,144	757,111	814,221
Income attributed to noncontrolling interests	4,889	3,098	18,440	8,957
Net income attributed to Staples, Inc.	$233,914	$286,046	$738,671	$805,264

Earnings Per Share:

Basic earnings per common share	$0.33	$0.41	$1.04	$1.15

Diluted earnings per common share	$0.32	$0.40	$1.02	$1.13

Dividends declared per common share	$0.08	$-	$0.33	$0.33

Weighted average shares outstanding:

Basic	714,919,874	703,204,433	709,744,612	698,409,525

Diluted	727,320,019	714,055,152	721,838,483	711,526,807

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)

	52 Weeks Ended
	January 30,	January 31,
	2010	2009
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$757,111	$814,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	552,441	548,911
Non-cash write-down of assets	-	150,081
Stock-based compensation	174,691	180,652
Excess tax benefits from stock-based compensation arrangements	(8,763)	(5,849)
Deferred income taxes	(89,753)	33,370
Other	(17,177)	25,239
Changes in assets and liabilities, net of companies acquired:
Decrease in receivables	129,137	51,716
Decrease in merchandise inventories	244,600	177,199
Decrease (increase) in prepaid expenses and other assets	254,805	(2,679)
Increase (decrease) in accounts payable	40,365	(127,051)
Increase (decrease) in accrued expenses and other liabilities	71,208	(195,296)
(Decrease) increase in other long-term obligations	(24,457)	35,316
Net cash provided by operating activities	2,084,208	1,685,830

Investing Activities:
Acquisition of property and equipment	(313,228)	(378,329)
Acquisition of businesses and investments in joint ventures, net of cash acquired	-	(4,381,811)
Proceeds from the sale of short-term investments	-	27,019
Purchase of short-term investments	-	(3)
Net cash used in investing activities	(313,228)	(4,733,124)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	150,958	148,329
(Repayments of) proceeds from the issuance of commercial paper	(1,195,557)	1,195,557
Proceeds from borrowings	1,211,424	3,679,045
Payments on borrowings, including payment of deferred financing fees	(945,333)	(2,206,312)
Cash dividends paid	(236,874)	(231,465)
Excess tax benefits from stock-based compensation arrangements	8,763	5,849
Purchase of treasury stock, net	(30,661)	(84,961)
Net cash (used in) provided by financing activities	(1,037,280)	2,506,042

Effect of exchange rate changes on cash and cash equivalents	48,345	(70,422)

Net increase (decrease) in cash and cash equivalents	782,045	(611,674)
Cash and cash equivalents at beginning of period	633,774	1,245,448
Cash and cash equivalents at end of period	$1,415,819	$633,774

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended

	January 30,	January 31,	January 30,	January 31,
	2010	2009	2010	2009
Sales:
North American Delivery	$2,424,758	$2,460,437	$9,640,390	$8,929,924
North American Retail	2,573,714	2,393,942	9,364,190	9,489,510
International Operations	1,407,602	1,319,189	5,270,871	4,664,341
Total sales	$6,406,074	$6,173,568	$24,275,451	$23,083,775

Business Unit Income:
North American Delivery	$222,169	$219,500	$786,723	$802,523
North American Retail	245,564	223,353	774,529	769,695
International Operations	58,100	59,522	122,028	153,886
Total business unit income	525,833	502,375	1,683,280	1,726,104
Stock-based compensation	(42,152)	(46,456)	(174,691)	(180,652)
Integration and restructuring costs	(19,742)	(41,079)	(84,244)	(173,524)
Impact of wage and hour settlement	(42,000)	-	(42,000)	-
Total segment income	421,939	414,840	1,382,345	1,371,928
Interest and other expense, net	(57,354)	(60,421)	(226,451)	(128,844)
Consolidated income before income taxes	$364,585	$354,419	$1,155,894	$1,243,084

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	January 30, 2010					January 31, 2009
	GAAP As Reported	Integration and Restructuring Expenses	Wage and Hour Settlement	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Expenses	Reversal of Non- Cash Charge Related to Tax Planning Strategies	Non-GAAP As Adjusted	As Adjusted %

Sales	$6,406,074	$-	$-	$6,406,074	100.00%	$6,173,568	$-	$-	$6,173,568	100.00%
Cost of goods sold and occupancy costs	4,648,533	-	-	4,648,533	72.56%	4,513,190	-	-	4,513,190	73.11%
Gross profit	1,757,541	-	-	1,757,541	27.44%	1,660,378	-	-	1,660,378	26.89%

Operating and other expenses:
Selling, general and administrative	1,291,187	-	(42,000)	1,249,187	19.50%	1,180,620	-	-	1,180,620	19.12%
Integration and restructuring charges	19,742	(19,742)	-	-	0.00%	41,079	(41,079)	-	-	0.00%
Amortization of intangibles	24,673	-	-	24,673	0.39%	23,839	-	-	23,839	0.39%
Total operating expenses	1,335,602	(19,742)	(42,000)	1,273,860	19.89%	1,245,538	(41,079)	-	1,204,459	19.51%

Operating income	421,939	19,742	42,000	483,681	7.55%	414,840	41,079	-	455,919	7.39%

Interest and other expense, net	57,354	-	-	57,354	0.90%	60,421	-	-	60,421	0.98%
Consolidated income before income taxes	364,585	19,742	42,000	426,327	6.66%	354,419	41,079	-	395,498	6.41%
Income tax expense	125,782	6,811	14,490	147,083	2.30%	65,275	14,172	57,000	136,447	2.21%
Consolidated net income	238,803	12,931	27,510	279,244	4.36%	289,144	26,907	(57,000)	259,051	4.20%
Income attributed to noncontrolling interests	4,889	-	-	4,889	0.08%	3,098	-	-	3,098	0.05%
Net income attributed to Staples, Inc.	$233,914	$12,931	$27,510	$274,355	4.28%	$286,046	$26,907	$(57,000)	$255,953	4.15%

Earnings Per Share:

Basic earnings per common share	$0.33	$0.02	$0.04	$0.39		$0.41	$0.04	$(0.08)	$0.36

Diluted earnings per common share	$0.32	$0.02	$0.04	$0.38		$0.40	$0.04	$(0.08)	$0.36

Weighted average shares outstanding:

Basic	714,919,874					703,204,433

Diluted	727,320,019					714,055,152

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	52 Weeks Ended
	January 30, 2010					January 31, 2009
	GAAP As Reported	Integration and Restructuring Expenses	Wage and Hour Settlement	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Expenses	Non-GAAP As Adjusted	As Adjusted %

Sales	$24,275,451	$-	$-	$24,275,451	100.00%	$23,083,775	$-	$23,083,775	100.00%
Cost of goods sold and occupancy costs	17,801,548	-	-	17,801,548	73.33%	16,836,839	-	16,836,839	72.94%
Gross profit	6,473,903	-	-	6,473,903	26.67%	6,246,936	-	6,246,936	27.06%

Operating and other expenses:
Selling, general and administrative	4,907,236	-	(42,000)	4,865,236	20.04%	4,631,219	-	4,631,219	20.06%
Integration and restructuring charges	84,244	(84,244)	-	-	0.00%	173,524	(173,524)	-	0.00%
Amortization of intangibles	100,078	-	-	100,078	0.41%	70,265	-	70,265	0.30%
Total operating expenses	5,091,558	(84,244)	(42,000)	4,965,314	20.45%	4,875,008	(173,524)	4,701,484	20.37%

Operating income	1,382,345	84,244	42,000	1,508,589	6.21%	1,371,928	173,524	1,545,452	6.69%

Interest and other expense, net	226,451	-	-	226,451	0.93%	128,844	-	128,844	0.56%
Consolidated income before income taxes	1,155,894	84,244	42,000	1,282,138	5.28%	1,243,084	173,524	1,416,608	6.14%
Income tax expense	398,783	29,064	14,490	442,337	1.82%	428,863	59,866	488,729	2.12%
Consolidated net income	757,111	55,180	27,510	839,801	3.46%	814,221	113,658	927,879	4.02%
Income attributed to noncontrolling interests	18,440	-	-	18,440	0.08%	8,957	-	8,957	0.04%
Net income attributed to Staples, Inc.	$738,671	$55,180	$27,510	$821,361	3.38%	$805,264	$113,658	$918,922	3.98%

Earnings Per Share:

Basic earnings per common share	$1.04	$0.08	$0.04	$1.16		$1.15	$0.17	$1.32

Diluted earnings per common share	$1.02	$0.08	$0.04	$1.14		$1.13	$0.16	$1.29

Weighted average shares outstanding:

Basic	709,744,612					698,409,525

Diluted	721,838,483					711,526,807

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended January 30, 2010

	Sales Growth GAAP	Impact of Local Currency	Sales growth on a Local Currency Basis
Sales:
North American Delivery	-1.5%	-1.0%	-2.5%
North American Retail	7.5%	-3.4%	4.1%
International Operations	6.7%	-13.0%	-6.3%
Total sales	3.8%	-4.6%	-0.8%

	52 Weeks Ended January 30, 2010

	Sales Growth GAAP	Impact of Local Currency	Sales growth on a Local Currency Basis
Sales:
North American Delivery	8.0%	-0.1%	7.9%
North American Retail	-1.3%	0.6%	-0.7%
International Operations	13.0%	0.5%	13.5%
Total sales	5.2%	0.3%	5.5%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Segment Schedule of Sales
(Dollar Amounts in Thousands)
(Unaudited)

	52 Weeks Ended
	January 30, 2010	January 31, 2009
	GAAP As Reported	GAAP As Reported	Sales attributed to Corporate Express*	Non-GAAP As Adjusted	Decrease from Prior Year	Decrease in Local Currency

North American Delivery	$9,640,390	$8,929,924	$1,759,234	$10,689,158	-9.8%	-9.6%
North American Retail	9,364,190	9,489,510	-	9,489,510	-1.3%	-0.7%
International Operations	5,270,871	4,664,341	1,594,593	6,258,934	-15.8%	-10.7%
	$24,275,451	$23,083,775	$3,353,827	$26,437,602	-8.2%	-6.6%

*Corporate Express' sales for 2008 reflect the period February 1, 2008 - July 1, 2008. Prior to being acquired by Staples, Corporate Express' fiscal year was January 1 - December 31. After the acquisition, Corporate Express' fiscal year was changed to coincide with Staples' fiscal year. Accordingly, adjustments have been made to Corporate Express' previously filed financial information to:
a. reflect the change in fiscal periods;
b. convert the results to U.S. dollars;
c. exclude discontinued operations; and
d. convert the results from IFRS to U.S. GAAP.

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632